As filed with the Securities and Exchange Commission on April 13, 2003

                                                                                                                                                       Registration No.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
FORM S-8
REGISTRATION STATEMENT

Under The Securities Act of 1933

IKON OFFICE SOLUTIONS, INC.

(Exact name of Registrant as specified in its charter)

OHIO (State or other jurisdiction of incorporation or organization)	23-0334400 (I.R.S. Employer Identification No.)

_______________________________
70 Valley Stream Parkway
Malvern, PA 19355
(Address of Principal Executive Offices) (Zip Code)
_______________________________

IKON OFFICE SOLUTIONS, INC
RETIREMENT SAVINGS PLAN

_______________________________

Don H. Liu
Senior Vice President, General Counsel and Secretary
IKON Office Solutions, Inc.
70 Valley Stream Parkway
Malvern, PA 19355
(Name and address of agent for service)

(610) 296-8000
(Telephone number, including area code, of agent for service)

_______________________________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed Maximuim Offering price per unit*	Proposed Maximum Aggregate offering price	Amount of registration fee

Common stock without par value**	10,000,000	$12.39	$123,900,000.00	$15,698.13

*Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c).
**This Registration Statement relates to Registration Statement Number 333-99355 and is being filed pursuant to General Instruction E of Form S-8 in order to register additional securities of the same class as other securities for which a registration statement file on this form relating to the same employee benefit plan is effective.

        On September 10, 2002, the Registrant filed a Registration Statement on Form S-8, Registration Statement No. 333-99355, to register an additional 10,000,000 shares of the registrant’s common stock, no par value (the “Common Stock”) issuable under the Registrant’s Retirement Savings Plan (the “Plan”). The contents of Registration Statement Number 333-99355 are incorporated by reference in this Registration Statement. The Registrant is now filing this separate Registration Statement to register an additional 10,000,000 shares of Common Stock which may be issued under the Plan.

Item 8.    Exhibits.

(4.1)	Amended and Restated Rights Agreement, dated as of July 18, 1997 between IKON Office Solutions, Inc. and National City Bank, filed on July 18, 1997 as Exhibit 1 to IKON Office Solutions, Inc's Report on Form 8-K, is incorporated herein by reference.

(5)	Opinion of Don H. Liu re: legality.
(23)	Consent of PricewaterhouseCooper LLP.
(24.1)	Powers of Attorney.
(24.2)	Certification of Board Resolution re: Powers of Attorney.

SIGNATURES

        The Registrant.   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Malvern, Pennsylvania, on the 13th day of April, 2004.

Date: April 13, 2004	IKON OFFICE SOLUTIONS, INC. By: /s/ WILLIAM S. URKIEL (William S. Urkiel) Title: Senior Vice President and Chief Financial Officer (Principal Financial Officer)

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MATTHEW J. ESPE (Matthew J. Espe)	Chairman, President and Chief Executive Officer (Principal Executive Officer)	April 13, 2004
/s/ WILLIAM S. URKIEL (William S. Urkiel)	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	April 13, 2004
/s/ THEODORE E. STRAND (Theodore E. Strand)	Vice President and Controller (Principal Accounting Officer)	April 13, 2004

(Judith M. Bell)	Director	April 13, 2004
(Philip E. Cushing)	Director	April 13, 2004
*THOMAS R. GIBSON (Thomas R. Gibson)	Director	April 13, 2004
*RICHARD A. JALKUT (Richard A. Jalkut)	Director	April 13, 2004
*ARTHUR E. JOHNSON (Arthur E. Johnson)	Director	April 13, 2004
*KURT M. LANDGRAF (Kurt M. Landgraf)	Director	April 13, 2004
*GERALD LUTERMAN (Kurt M. Landgraf)	Director	April 13, 2004
(William E. McCracken)	Director	April 13, 2004
*WILLIAM L. MEDDAUGH (Anthony P. Terracciano)	Director	April 13, 2004
*ANTHONY P. TERRACCIANO (Anthony P. Terracciano)	Director	April 13, 2004
*MARILYN WARE (Marilyn Ware)	Director	April 13, 2004

        *By his signature set forth below, Don H. Liu, pursuant to duly executed Powers of Attorney duly filed with the Securities and Exchange Commission, has signed this Registration Statement on behalf of the persons whose signatures are printed above, in the capacities set forth opposite their respective names.

/s/ DON H. LIU (Don H. Liu)	April 13, 2004

        The Plan.    Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in Malvern, Pennsylvania, on the 13th day of April 2004.

Date: April 13, 2004	IKON OFFICE SOLUTIONS, INC. By: /s/ ALLISTER H. MCCREE Alliser H. McCree, Jr. Plan Administrator